UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 9, 2023

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Steve Reichling as Chief Financial Officer

On March 9, 2023, Steve Reichling notified Accelerate Diagnostics, Inc. (the “Company”) of his decision to resign as Chief Financial Officer of the Company, effective March 31, 2023. Mr. Reichling currently serves as the Company’s principal financial officer and principal accounting officer. Mr. Reichling’s resignation is for personal reasons and is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Reichling’s resignation, on March 9, 2023, the Company and Mr. Reichling entered into a consulting services agreement (the “Reichling Consulting Agreement”), pursuant to which Mr. Reichling has agreed to provide certain consulting and transitional services to the Company beginning April 3, 2023 through December 29, 2023, unless earlier terminated in accordance with the Reichling Consulting Agreement. In consideration of the services to be provided by Mr. Reichling, the Company will grant him 275,248 shares of the Company’s common stock on or about April 3, 2023, with 50% of such shares vesting immediately upon grant, 25% vesting on or about August 13, 2023 and the remaining 25% vesting on or about December 13, 2023. Mr. Reichling has also agreed to certain covenants regarding non-solicitation, confidentiality and intellectual property rights.

Appointment of David Patience as Chief Financial Officer

Additionally, on March 9, 2023, the Company appointed David Patience as the Company’s Chief Financial Officer, effective April 1, 2023 (the “Effective Date”). Mr. D. Patience will serve as the Company’s principal financial officer and principal accounting officer.

Mr. D. Patience, age 37, has served as the Company’s Senior Director – Business Development and Strategic Finance from February 2021 to the present. From September 2017 to January 2021, Mr. D. Patience served as the Company’s Head of Finance, Planning and Analysis and Corporate Development. Throughout his time with the Company, Mr. D. Patience has led strategic product portfolio planning, which includes in-depth market analysis of organic and in-organic portfolio opportunities and technical and commercial feasibility to deliver financial analysis of partnerships, mergers and acquisitions and organic programs. Most recently, Mr. D. Patience has led the operationalization of the Company’s global sales and marketing agreement with Becton, Dickinson and Company.

Prior to joining the Company, Mr. D. Patience held positions with Morgan Stanley’s Investment Banking Division, Continental Advisors equity group, and various financial research roles at Nuveen Investments. Mr. D. Patience holds a Bachelor of Science in Business Administration from the University of Colorado Leeds School of Business and an M.B.A. from the University of Chicago Booth School of Business.

There are no arrangements or understandings between Mr. D. Patience and any other person pursuant to which he was appointed to serve as the Company’s Chief Financial Officer. Mr. D. Patience is the son of John Patience, a member of the Company’s board of directors (the “Board”). Mr. D. Patience received salary of $205,385 and $216,058 for the years ended December 31, 2021 and December 31, 2022, respectively. Mr. D. Patience’s annual salary as of the date of this Current Report on Form 8-K is $218,463. For the years ended December 31, 2021 and 2022, the Company granted Mr. D. Patience an aggregate of 40,000 stock options and 85,273 restricted stock units (“RSUs”), respectively.

In connection with Mr. D. Patience’s appointment as the Company’s Chief Financial Officer, on March 9, 2023, the Company and Mr. D. Patience entered into an employment agreement (the “D. Patience Employment Agreement”). Pursuant to the D. Patience Employment Agreement, Mr. D. Patience’s employment is at-will. Mr. D. Patience will receive an annual base salary of $310,000, subject to review and adjustment on an annual basis, and will be eligible to participate in the Company’s annual cash incentive program, with a target incentive bonus of 60% of his base salary. Additionally, on March 9, 2023, the Board approved, effective April 1, 2023, a grant to Mr. D. Patience of 500,000 RSUs under the Company’s 2022 Omnibus Equity Incentive Plan (the “Plan”), with 40% of such RSUs vesting on or about the second anniversary of the Effective Date and the remaining 60% vesting on or about the third anniversary of the Effective Date. Mr. D. Patience is also eligible to receive annual stock options, performance shares and other awards under the Plan, as determined by the Committee, provided that the value of such equity award targets will equal 150% of his then base salary. Any equity awards granted to Mr. D. Patience will be subject to additional terms and conditions, including as set forth in the Plan and the respective award agreement.

In the event of termination of employment by the Company without Cause (as defined in the D. Patience Employment Agreement) or by Mr. D. Patience with Good Reason (as defined in the D. Patience Employment Agreement) prior to a Change of Control (as defined in the Plan), Mr. D. Patience will be entitled to a severance payment equal to the sum of: (i) 12 months of his then base salary and (ii) his average earned under the Company’s annual cash incentive program over the term of his employment, plus a pro-rated amount under the Company’s annual cash incentive program for the year in which termination occurs. In the event of termination of employment by the Company without Cause or by Mr. D. Patience with Good Reason during the 12 month period following a Change of Control, Mr. D. Patience will be entitled to a severance payment equal to the sum of: (i) 18 months of his then base salary and (ii) 18 times the monthly amount that is charged to COBRA qualified beneficiaries for the same medical coverage options elected by Mr. D. Patience immediately prior to his last day of employment, plus a pro-rated amount under the Company’s annual cash incentive program for the year in which termination occurs. Additionally, upon a Change of Control, Mr. D. Patience’s options and other equity awards shall fully vest and become exercisable.

The payments due on termination of employment by the Company without Cause or by Mr. D. Patience with Good Reason are subject to the requirement that Mr. D. Patience execute (and not revoke) a general release and waiver of any claims in connection with his employment and termination of employment with the Company and its affiliates. Pursuant to the D. Patience Employment Agreement, Mr. D. Patience has also agreed to certain undertakings regarding non-solicitation and non-competition.

The foregoing descriptions of the Reichling Consulting Agreement and the D. Patience Employment Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, which will be filed with the U.S. Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)
Date: March 14, 2023
/s/ Steve Reichling
Steve Reichling
Chief Financial Officer